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                                                                   Exhibit 10.15

                              KEY TECHNOLOGY, INC.

                         PROFIT SHARING AND 401(k) PLAN
                                2001 RESTATEMENT

                                 AMENDMENT NO. 1

          Pursuant to Section 10.2 of the Key Technology, Inc. Profit Sharing and 401(k) Plan, 2001 Restatement (the "Plan"), the sponsoring employer hereby amends the Plan as follows:

     1. Effective Date of Increase in Amount of Involuntary Cash-out. The effective date of the amendment to Section 5.3.2, on page 1 of the Plan, is amended by replacing the date "January 1, 1997" with "January 1, 1998."

     2. Definition of Compensation. The fifth paragraph of Section 1.6 is amended by adding the underlined text, to read as follows:

               "For purposes of the Section 415(c) limits on contributions and benefits, the following items shall be included in the definition of Compensation: (1) elective deferrals to 401(k) plans; (2) elective contributions to Section 457 nonqualified deferred compensation plans; (3) salary reduction contributions made to a cafeteria plan under Section 125; and, for Plan Years beginning on or after January 1, 2001, (4) elective amounts that are not includible in gross income by reason of Code Section 132(f)(4)."

     3. Definition of Highly Compensated Employee. Section 1.11(b)(ii) of the Plan is amended to read as follows:

            "(ii) if the Employer elects use of the top-paid group through a Plan amendment, was in the top-paid group of employees for such preceding year."

     4. Qualified Military Service. Section 2.2.5 is amended by adding the underlined text, to read as follows:

               "Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
               Section 414(u) of the Code effective as of December 12, 1994."

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     5.   Excess Contributions. Section 3.4.4 of the Plan is amended, beginning with the eighth sentence of the first paragraph of Section 3.4.4 and continuing to the end of such paragraph, to read as follows:

               "A Highly Compensated Employee's "excess contributions" are, with respect to any Plan Year, the excess of (1) the aggregate amount of employer contributions actually taken into account in computing the ADP of the Highly Compensated Employee for such Plan Year, over (2) the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages), using a leveling method under which the actual dollar amount deferred is reduced to the extent required to (1) enable the Plan to satisfy the requirements of this Section 3.4.4 or (2) cause such Highly Compensated Employee's actual dollar amount deferred to equal the actual dollar amount deferred of the Highly Compensated Employee with the next highest actual dollar amount deferred, repeating this process until the requirements of this Section 3.4.4 are met. The amount of excess contributions to be distributed with respect to a Participant for a Plan Year shall be reduced by any excess deferrals previously distributed to the Participant for the calendar year ending with or within such Plan Year."

     6. Excess Aggregate Contributions. Section 3.4.6 of the Plan is amended, beginning with the fourth sentence of the second paragraph of Section
          3.4.6 and continuing to the end of such paragraph, to read as follows:

               "A Highly Compensated Employee's "excess aggregate contributions" are, with respect to any Plan Year, the excess of (1) the aggregate amount of employer matching contributions actually taken into account in computing the ACP of the Highly Compensated Employee for such Plan Year, over (2) the maximum amount of such contributions permitted by the ACP test (determined by hypothetically reducing matching contributions made on behalf of Highly Compensated Employees in order of the ACPs, beginning with the highest of such percentages), using a leveling method under which the actual dollar amount contributed is reduced to the extent required to (1) enable the Plan to satisfy the requirements of this Section 3.4.6 or (2) cause such Highly Compensated Employee's actual dollar contribution amount to equal the actual dollar contribution amount of the Highly Compensated Employee with the next highest actual dollar contribution amount, repeating this process until the requirements of this Section
               3.4.6 are met. A matching contribution shall be forfeited and not taken into account for purposes of this Section 3.4.6 if the contribution to

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               which it relates is treated as an excess deferral under Section
               3.4.1 or an excess contribution under 3.4.4."

     7. "Maximum Permissible Amount". The definition of "Maximum Permissible Amount" in Section 4.4.7(c) is amended to read as follows:

"(c) "Maximum Permissible Amount" means the lesser of (1) $30,000, or (2) 25 percent of the Participant's Compensation for the Plan Year. For purposes of the preceding sentence, the Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of Section 419(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition."

     8. Required Beginning Date. Section 5.5.7(f) of the Plan is amended by adding a new subsection (iv) thereto, to read as follows:

     "(iv) A Participant (other than a 5-percent owner) who attains age 70 1/2 after 1995 shall have the option of commencing distributions by April 1 following age 70 1/2 or deferring distributions until April 1 following the calendar year in which the Participant retires."

          Except as otherwise stated herein, this Amendment is effective as of January 1, 2001. Except as amended, the Plan shall continue in full force and effect.

     KEY TECHNOLOGY, INC.


     By /s/ Gordon Wicher
        ------------------------------------

                                                                 Amendment NO. 1
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